UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019
Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	BAS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 6, 2019, Basic Energy Services, Inc., a Delaware corporation (“Basic” or the “Company”), was notified by the New York Stock Exchange (“NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements, as the average closing price of the Company’s shares of common stock, par value $0.01 per share (the “Common Stock”) had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE under Rule 802.01C of the NYSE Listed Company Manual. Under the NYSE’s rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement.

As required by the NYSE, the Company will notify the NYSE within ten business days of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements.  Basic can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period, its Common Stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If the Company does not notify the NYSE that it intends to cure the deficiency as described above, then the NYSE could commence delisting procedures. Under NYSE rules, the Common Stock will continue to be listed on the NYSE during this six-month period, subject to the Company’s compliance with other continued listing requirements. The Common Stock symbol “BAS” will be assigned a “.BC” indicator by the NYSE to signify that the Company currently is not in compliance with the NYSE’s continued listing requirements. If Basic fails to regain compliance with Section 802.01C during the cure period, the Common Stock will be subject to the NYSE’s suspension and delisting procedures.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2019, Anthony J. DiNello, Senior Investment Analyst of Silver Point Capital, L.P. (“Silver Point”), resigned from the board of directors (the “Board”) of the Company, effective November 8, 2019. Mr. DiNello’s resignation from the Board was not a result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices. Mr. DiNello was not a member of any of the Company’s committees.

Silver Point, through funds managed by it, became a beneficial owner of more than 10% of the Company’s Common Stock upon the Company’s emergence from bankruptcy in December 2016. According to Schedule 13D filings by Silver Point, its ownership interest in the Company decreased from 12.7% on October 4, 2019, to 6.5% on October 24, 2019.
The Board will commence a search for a director to fill the vacancy resulting from Mr. DiNello’s resignation.

Item 7.01 Regulation FD Disclosure.

On November 8, 2019, the Company issued a press release with respect to the receipt of the notice of non-compliance from the NYSE.  The full text of the press release is furnished with this Report as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and Basic’s future financial results. These forward-looking statements are based on current expectations and projections about future events, including our ability to regain compliance with the continued listing rules of the NYSE. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Basic may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in Basic’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated November 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: November 8, 2019	By:	/s/ David S. Schorlemer
	Name:	David S. Schorlemer
	Title:	Senior Vice President, Chief Financial Officer,
Treasurer and Secretary (Principal Financial
Officer and Principal Accounting Officer)